APPLEBEE'S INTERNATIONAL, INC. SUBSIDIARY CORPORATIONS
                          (100% owned unless indicated)


         A.I.I. Euro Services (Holland) B.V.
         AII Services - Europe, Limited
         AII Services, Inc.
       1 Apple American Limited Partnership of Minnesota
       2 Apple Vermont Restaurants, Inc.
       3 Applebee's Beverage, Inc.
         Applebee's Neighborhood Grill & Bar of Georgia, Inc.
         Applebee's Northeast, Inc. (formerly known as Pub Ventures of New England, Inc.)
         Applebee's of Michigan, Inc.
         Applebee's of Minnesota, Inc.
         Applebee's of Nevada, Inc.
         Applebee's of New Mexico, Inc.
         Applebee's of New York, Inc.
         Applebee's of Pennsylvania, Inc.
         Applebee's of Texas, Inc.
         Applebee's of Virginia, Inc.
         Gourmet Systems, Inc.
         Gourmet Systems of Arizona, Inc.
         Gourmet Systems of California, Inc.
         Gourmet Systems of Georgia, Inc.
         Gourmet Systems of Kansas, Inc.
         Gourmet Systems of Minnesota, Inc.
         Gourmet Systems of Nevada, Inc.
         Gourmet Systems of Tennessee, Inc. (formerly known as Applebee's of Tennessee, Inc.)
       4 GourmetWest of Nevada, Limited-Liability Company
       5 Innovative Restaurant Concepts, Inc.
       6 IRC Kansas, Inc.
         Rio Bravo International, Inc.
       7 Rio Bravo Restaurant, Inc.
       8 Rio Bravo Services, Inc.
       9 Summit Restaurants, Inc.

1 A Limited Partnership in which Gourmet Systems of Minnesota, Inc. is a general partner and Applebee's of Minnesota, Inc. is a limited partner.

2    This company is a wholly-owned subsidiary of Applebee's Northeast, Inc.

3    49% owned by Applebee's International, Inc.

4 50% owned by Gourmet Systems of Nevada, Inc./50% owned by Applebee's of Nevada, Inc.

5    This company is a wholly-owned subsidiary of Rio Bravo International, Inc.

6    This  company  is  a  wholly-owned   subsidiary  of  Innovative  Restaurant
     Concepts, Inc.

7    This company is a wholly-owned subsidiary of Rio Bravo International, Inc.

8    This company is a wholly-owned subsidiary of Rio Bravo International,  Inc.

9    This  company  is  a  wholly-owned   subsidiary  of  Innovative  Restaurant
     Concepts, Inc.